UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Laredo Resources Corp

(Exact name of registrant as specified in its charter)

Nevada	Pending
(State of incorporation	(I.R.S. Employer Identification No.)
or organization)

Hero de Nacarozi #10, PO Box 177, C.P. 63732, Colonia Centtro Bucerias, Nayarit, Mexico	_______
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-171547

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-171547) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	By-Laws(1)
5.1	Opinion of The Law Office Ryan Alexander, PLLC, with consent to use(1)
10.1	Property Option Agreement between LRE and Arbutus(1)
10.2	Promissory Note(1)
10.3	Promissory Note dated February 15, 2011(2)
23.1	Consent of De Joya Griffith & Company, LLC(2)

(1)       Incorporated by reference to Registration Statement on Form S-1 filed December 26, 2010.

(2)       Incorporated by reference to Registration Statement on Form S-1/A filed June 1, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: January 5, 2012

Laredo Resources Corp

By:       /s/ Ruth Cruz Santos
            Ruth Cruz Santos

Title:    Chief Executive Officer